ESCROW AGREEMENT

ESCROW AGREEMENT (the "Escrow Agreement") made as of the day of October 2001, by and among Segway VI Corp. a New Jersey corporation, with offices at 4400 Route 9
South, Freehold, New Jersey 07728 (the "Company") and                        as
escrow agent (the "Escrow Agent").

                                   WITNESSETH
                                   ----------

WHEREAS, the Company filed with the Securities and Exchange Commission a Form SB-2 Registration Statement with the desire to raise capital in order to finance the growth of its business operations and for other general corporate purposes;

WHEREAS, the Company will from time to time pursuant to the aforementioned Registration Statement issue units, which include shares of the Company's common stock, $.001 par value per share (the "common stock") and A warrants and B warrants.

WHEREAS, pursuant to the Registration Statement, the Company is required to establish an escrow account pursuant to Section 419 of the 1933 Securities Act.

WHEREAS, the Escrow Agent is willing to act as an escrow agent for the escrow account.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Escrow Agreement hereby agree as follows:

1.Deposit and Investment of Registration Statement Proceeds.

(i) All offering proceeds of the Registration Statement, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the Company pursuant to Rule 419
(b)(2)(vi) of the 1933 Securities Act, shall be deposited promptly into the escrow account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the Company.

(ii) Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent.

(iii) Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

(iv) Deposited proceeds shall be invested in one of the following:

     (A)  an obligation that constitutes a "deposit," as that term is defined in section 3(l) of the Federal Deposit Insurance Act [12 U.S.C. 1813(l)
          (1991)];

     (B) securities of any open-end investment company registered under the Investment Company Act of 1940 [15 U.S.C. 80a-1 et. seq.] that holds itself out as a money market fund meeting the conditions of paragraphs
          (c)(2), (c)(3), and (c)(4) of Rule 2a-7 [17 CFR 270.2a- 7] under the
          Investment Company Act; or

     (C) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

(v) Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released in accordance with the provisions of this section. If funds held in the escrow account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow account are released to the Company, interest or dividends earned on such funds up to the date of release may be released to the Company.

(vi) The Company may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow account.

Conditions for Release of Deposited Securities and Funds.

Funds held in the escrow account may be released to the Company and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

(i) the escrow agent has received a signed representation from the Company, together with other evidence acceptable to the escrow agent, that the requirements of paragraphs (e)(1) and (e)(2) of Rule 419 of the 1933 Securities Act have been met; and

(ii) consummation of an acquisition(s) meeting the requirements of paragraph
(e)(2)(iii) of Rule 419 of the 1933 Securities Act.

3. Further Assurances. The Company and the Escrow Agent agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent, from time to time, may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

4. Disputes. Each of the parties hereto hereby covenants and agrees that the
Federal or state courts located in the County of         , State of New Jerey,
shall have jurisdiction over any dispute with the Escrow Agent or relating to this Escrow Agreement.

5. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent of the Company.

6. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney-client relationship between or among the Escrow Agent and the Company. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and the Company authorizes the Escrow Agent to perform those duties in accordance with its usual practices in holding property of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

7. Exculpation. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the taking of any action in accordance with the terms and provisions of this Escrow Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and the Company hereby waives any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement; and the Company and hereby expressly waives any and all claims and actions (other than the Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

8. Indemnification. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Company from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct or gross negligence as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

9. Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee.

If to the Company:

Segway VI Corp.
4400 Route 9 South
Freehold, New Jersey  07728
Attention:  Richard I. Anslow, President
Facsimile No.: (732) 577-1188

If to the Escrow Agent:






10. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws. Any controversy or claim arising out of or related to this Escrow Agreement or the breach thereof, shall be settled by binding arbitration in Monmouth County, New Jersey in accordance with the rules of the American Arbitration Association. The arbitrator(s) shall enter a judgment by default against any party which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by American Arbitration Association, and if they are unable to agree within ten (10) days, American Arbitration Association shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of parties' respective positions in the issues in dispute. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction.

11. Counterparts. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

12. Resignation of Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to the Company. In such event, the Escrow Agent shall transfer the escrow funds to a successor independent escrow agent to be appointed by the Company and within thirty (30) days following the receipt of notice of resignation from the Escrow Agent.

13. Modification, Amendment, Etc. Each and every modification and amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

14. Entire Agreement. This Escrow Agreement contains the entire agreement of the parties with respect to the matters contained herein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.

SEGWAY VI CORP.

By: /s/ Richard I. Anslow
---------------------------
Name: Richard I. Anslow

Title: President

ESCROW AGENT:


By: /s/
---------------------------